                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number: 333-51487


                                3,014,000 SHARES

                                     [LOGO]

                               CISCO SYSTEMS, INC.
                                  COMMON STOCK

        This Prospectus relates to the public offering, which is not being underwritten, of up to 3,014,000 shares of Common Stock, par value of $0.001 per share, of Cisco Systems, Inc. (the "Company"). All 3,014,000 shares (the "Shares") may be offered by certain shareholders of the Company named herein or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the Shares were originally issued by the Company in connection with the acquisition of NetSpeed, Inc. ("NetSpeed"), by and through the acquisition of all of the common stock and options to purchase common stock of NetSpeed whereby NetSpeed was merged with and into the Company with the Company as the surviving corporation. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided under
Section 4(2) thereof. See "Selling Shareholders."

        The Shares are being registered by the Company pursuant to the Agreement and Plan of Reorganization dated as of March 9, 1998 between the Company and NetSpeed. The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of April 10, 2000 or the earlier disposition of the securities offered hereby. After such period, if the Company chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act, as amended, or pursuant to an effective registration statement thereunder.

        The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders. See "Plan of Distribution."

        The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

        The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

        The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On May 5, 1998, the last sale price for the Common Stock was $73.63 per share.

                         -------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

                   The date of this Prospectus is May 6, 1998

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering being made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

        The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company (File No. 0-18225) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended July 26, 1997;

        2. The Company's Quarterly Reports on Form 10-Q for the quarterly period ended October 25, 1997; and for the quarterly period ended January 24, 1998;

        3. The Company's Current Reports on Form 8-K dated: December 22, 1997 (as filed February 11, 1998); July 28, 1997 (as filed September 9, 1997); June 9, 1997 (as filed August 22, 1997); and April 27, 1998 (as filed April 29,
1998);

        4. The Company's Definitive Proxy Statement dated October 1, 1997, in connection with the Company's 1997 Annual Meeting of Shareholders;

        5. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on January 8, 1990, including any amendment or report filed for the purpose of updating such description; and

        6. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

        Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Chief Financial Officer and Secretary, at the principal executive offices of Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. The Company's telephone number is (408) 526-4000.

                                   THE COMPANY

        The principal executive offices of the Company are located at 170 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.


                              PLAN OF DISTRIBUTION

        The Company will receive no proceeds from this offering. The Shares offered hereby may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. The Selling Shareholders, and their respective pledgees, donees, transferees or other successors in interest, will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following methods:
(a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

        In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged Shares pursuant to this Prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

        In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders. The Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

        At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons including broker-dealers or agents against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

        The following table sets forth the number of shares of Common Stock owned by each of the Selling Shareholders. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer some, all or none of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares which may be offered pursuant to this Prospectus may be offered from time to time by the Selling Shareholders named below, and in the respective amounts set forth below with respect to such Selling Shareholder.

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder               Owned(1)(2)           Shares         Sale Hereby(1)(2)
---------------------------              ------------        -----------       -----------------
Richard S. and Michelle C. Anderson         1,105                 *                   1,105

Steve Bakke                                   414                 *                     414

Charles H. Bankhead                         4,420                 *                   4,420

Elizabeth Taub Bankhead                       331                 *                     331

Marcia McMurtry Bankhead,                     110                 *                     110
 Trustee Clark Reid Trust

Marcia McMurtry Bankhead,                     110                 *                     110
 Trustee Connally Reid Trust

Loren Gary Ben                              2,763                 *                   2,763

Boonshill Investors                         2,680                 *                   2,680

Robert M. Burke, II                         3,453                 *                   3,453

James E. Cahill, III                          967                 *                     967

Caitlin McHale 1997 Trust                   7,367                 *                   7,367

James V. Carroll III                        1,381                 *                   1,381

Delo Caspary                                4,446                 *                   4,446

ComVest Partners(3)                        12,092                 *                  12,092

Conmor LLC(4)                               4,973                 *                   4,973

Michael Corboy                             54,865                 *                  54,865

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder               Owned(1)(2)           Shares         Sale Hereby(1)(2)
---------------------------              ------------        -----------       -----------------
Cowen & Company                             4,144                 *                   4,144

L.E. Creel III                                552                 *                     552

Pat and Steve Crews                        13,815                 *                  13,815

Don Crosbie                                 4,446                 *                   4,446

Shelley Cruso                               4,144                 *                   4,144

John Richard Cummins                        5,526                 *                   5,526

John Richard Cummins, Jr.                   5,526                 *                   5,526

Stephen Davies                                138                 *                     138

Dean Witter Reynolds,                       2,210                 *                   2,210
 custodian for Cass G. Caspary

Jane Rumpf Dennis                           1,111                 *                   1,111

William Davison Dennis                      1,111                 *                   1,111

William W. Deupree, Jr.                     2,459                 *                   2,459

Dove Investments, Ltd.                     49,339                 *                  49,339

Grant Dove                                  5,526                 *                   5,526

G. Douglas Edwards                            828                 *                     828

Euro-Dutch Trust                            1,657                 *                   1,657

Stanford C. Finney                         10,761                 *                  10,761

Firebird Overseas Ltd.                      2,763                 *                   2,763

Firebird Partners LP                        1,105                 *                   1,105

Heather Gilker                                818                 *                     818

Jon D. Gruber                               4,697                 *                   4,697

Gruber & McBaine International              4,697                 *                   4,697

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder               Owned(1)(2)           Shares         Sale Hereby(1)(2)
---------------------------              ------------        -----------       -----------------
Clifford Hall                               4,834                 *                   4,834

Michael J. Harris                           1,105                 *                   1,105

William J. Hoffman                          1,105                 *                   1,105

William and Holly Hoffman                   2,763                 *                   2,763

R. Reid Hyde, as Trustee,                   5,557                 *                   5,557
 Hyde Family Trust B

Elizabeth Liston Jahn                         110                 *                     110

James A. Johnson                            6,078                 *                   6,078

James Johns, IRA, DLJC                      2,210                 *                   2,210
 as Custodian

Will Joplin                                 2,763                 *                   2,763

K. W. Anderson Family Limited               1,657                 *                   1,657
 Partnership

E. Carl Krausnick, Jr.                      1,022                 *                   1,022

Edward Krupa                                  552                 *                     552

LLG Partnership(5)                          8,224                 *                   8,224

Stephen P. Laffey                             828                 *                     828

Lagunitas Partners                         18,235                 *                  18,235

Lamoreaux Partners                         53,348                 *                  53,348

Phillip A. Lamoreaux                        6,668                 *                   6,668

John S. Lemak                               1,657                 *                   1,657

Jack D. Liston III                            331                 *                     331

Mark Livingston                            13,815                 *                  13,815

Homer L. Luther, Jr. IRA Rollover          11,052                 *                  11,052

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder               Owned(1)(2)           Shares         Sale Hereby(1)(2)
---------------------------              ------------        -----------       -----------------
James M. Mansour                           12,194                 *                  12,194

Mattsson-McHale Foundation                138,150                 *                 138,150

Bill and Gail Mattsson,                    13,815                 *                  13,815
 Tenants in Common

Brenda Mattsson                            13,815                 *                  13,815

Tim Cerqua and Sharon Mattsson             13,815                 *                  13,815

William Neal McAtee                           663                 *                     663

Ann M. McHale                              13,815                 *                  13,815

John F. McHale                          1,065,317                 *               1,065,317

John, Sr. and Pat McHale                   13,815                 *                  13,815

Stephen and Suzanne McHale                 13,815                 *                  13,815

Brendon Mills                               4,144                 *                   4,144

Jerry W. Mills                              4,446                 *                   4,446

Morgan Keegan & Company                     9,261                 *                   9,261

Montague Family Partnership                 2,652                 *                   2,652

Mosaic Technologies Limited               185,277                 *                 185,277

Clay Mulford                               48,372                 *                  48,372

NSPD Partners Ltd.(6)                     102,341                 *                 102,341

NSPD Partners II, Ltd.(7)                  82,936                 *                  82,936

Andy J. Nadel                                 552                 *                     552

Steven T. Newby                             4,144                 *                   4,144

Northern Telecom Inc.                     294,627                 *                 294,627

Kenneth Norwood                             6,133                 *                   6,133

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder               Owned(1)(2)           Shares         Sale Hereby(1)(2)
---------------------------              ------------        -----------       -----------------
Palantir Partners, LP                      22,228                 *                  22,228

Kathleen and Chris Pfouts                  13,815                 *                  13,815

Howard Rachofsky                            4,093                 *                   4,093

Rainbow Trading Partners, Ltd.             12,984                 *                  12,984

Rainbow Trading Venture Partners, LP       10,761                 *                  10,761

James S. Ramsey, Jr.                          552                 *                     552

Christian Liston Reid                         110                 *                     110

Jay Reynolds                                  359                 *                     359

James P. Richardson                         2,763                 *                   2,763

Mitchel S. Ross                             2,763                 *                   2,763

Carleton Scott Rumpf, as                    1,111                 *                   1,111
 Trustee of that certain
 Irrevocable Trust under Trust
 Agreement dated 7 July, 1983
 between Edwin Louis Rumpf,
 Jr., as Grantor, and Carleton
 Scott Rumpf, as Trustee

Ryan McHale 1997 Trust                      7,367                 *                   7,367

Seed Company Partners LP(8)                11,052                 *                  11,052

Joel Shepherd                               2,763                 *                   2,763

Charles W. Simpson, M.D.                    2,763                 *                   2,763

James R. Sisk                               1,657                 *                   1,657

Southwest Securities Inc.,                  1,768                 *                   1,768
 FBO Andrew W. May IRA

Southwest Securities Inc.,                    442                 *                     442
 FBO Marchita Milliken IRA

John A. Stanley                             1,657                 *                   1,657

                                           Number of                               Number of
                                            Shares           Percent of             Shares
                                         Beneficially        Outstanding        Registered for
Name of Selling Shareholder               Owned(1)(2)           Shares         Sale Hereby(1)(2)
---------------------------              ------------        -----------       -----------------
T. McCulough Strother                       1,381                 *                   1,381

Tierney Investments(9)                      2,044                 *                   2,044

Thomas J. Tierney & Luanne Tierney,         8,891                 *                   8,891
 Joint Tenants in Common

Douglas R. Urquhart                         4,446                 *                   4,446

Park G. Vestal, Jr.                         1,022                 *                   1,022

Darren VonBehren                              552                 *                     552

Walker Bay Partners II(10)                  3,070                 *                   3,070

William C. Ward                             4,093                 *                   4,093

Michael and Carol Winniford                 1,105                 *                   1,105

Stanley M. Woodward                         2,224                 *                   2,224

Ziff Asset Management, LP                  66,685                 *                  66,685

Paul S. Zito                              400,635                 *                 400,635
                                        ---------          -----------            ---------

TOTAL                                   3,014,000                 *               3,014,000
                                        =========                                 =========

--------------
* Represents beneficial ownership of less than 1%.

(1) 352,925 of the Shares (the "Escrow Shares") are being held in escrow until April 10, 1999 to satisfy certain indemnification obligations of the Selling Shareholders. If and to the extent any of the Escrow Shares are returned to the Company in satisfaction of such indemnification obligations, the total number of Shares beneficially owned by the Selling Shareholders would be reduced accordingly, and the number of Shares beneficially owned by each individual Selling Shareholder would be reduced according to each Selling Shareholder's respective pro rata ownership of the Escrow Shares.

        Due to the effect of rounding in estimating the pro rata portion of Escrow Shares beneficially owned by each Selling Shareholder, the actual number of Shares beneficially owned by a Selling Shareholder may be slightly different than the number shown for such shareholder.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the Shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(3) Subsequent to the date of this Prospectus, the Shares held by ComVest Partners may be distributed to Donald B. Crosbie, Andrew W. May, Tim Levy, Jay Reynolds, Bill Ballinger, Darren vonBehren and Cass G. Caspary.

(4) Subsequent to the date of this Prospectus, the Shares held by Conmor LLC may be distributed to Marjorie B. Conley, Claudia C. Hamilton, Brooke D. Hamilton, Candace Conley, Merrin E. Trombka, Linda A. Martin, Darrell D. Martin, Margie A. Morgan and Peter J. Ruane.

(5) Subsequent to the date of this Prospectus, the Shares held by LLG Partnership may be distributed to Robert Gauntt, Willie Langston, Kevin Lilly and Christi McIntyre.

(6) Subsequent to the date of this Prospectus, the Shares held by NSPD Partners, Ltd. may be distributed to EFO Investment Partners IV, Ltd.; Julie Lynn Esping Trust #2; Jennifer A. Esping Trust #2; William P. Esping Trust #2; William P. Esping; John M. Hoffman; Chris Mahowald; Rod Jones; David Adamson; HCR Fund '97; John S. Appleton; Robert L. Abbott; Mouzon Bass, III; John A. Gates; Doug Howell Family Trust; Robert Munson; Underdog Investments, L.P. (which may further be distributed to Richard E. Anderson; Richard S. Hill; D. Kent Lance, Jr.; Charles A. Anderson; and Spencer F. Carlton); and EFO Holdings, Inc.

(7) Subsequent to the date of this Prospectus, the Shares held by NSPD Partners II, Ltd. may be distributed to Chris Mahowald; William P. Esping; John M. Hoffman; John A. Gates; Robert L. Abbott; Robert Munson; Julie Lynn Esping Trust #2; William P. Esping Trust #2; Jennifer A. Esping Trust #2; EFO Holdings, Inc.; EFO Investment Partners IV, Ltd.; HCR Fund '97; and Underdog Investments, L.P. (which may further be distributed to Richard E. Anderson; Richard S. Hill; D. Kent Lance, Jr.; Charles A. Anderson; and Spencer F. Carlton).

(8) Subsequent to the date of this Prospectus, the Shares held by Seed Company Partners LP may be distributed to Seed Company Ventures, L.P.; Fleener First Family Partnership, L.P.; Goldstein Ventures; Larry Goldstein; Jack Goldstein; Arcady Partners Ltd. II; William K. Woodruff & Company Incorporated; Victor A. Morgenstern; Harris Seed Company Partners; F. Thomas Wright; David J. Cherry; Campbell Capital Ltd.; Stephen Feinberg; Jerry P. Owens; Columbia General Investments L.P.; Joseph F. Backer; J. M. Haggar, Jr.; Richard H. Driehaus; Charles H. Winider; Pace Group L.P.; Douglas C. Floren; Glenn Doshay; Tessarowica Family First Ltd. Partnership; Jon D. Gruber; Richard A. Greenman; Jadibo Partners; Robert L. Greenman; David E. Bell; and Moncrief Clan.

(9) Subsequent to the date of this Prospectus, the Shares held by Tierney Investments may be distributed to Michael J. Tierney, Erin Anne Kramp, Noreen Anne Simpson and Deborah Anne Webb.

(10) Subsequent to the date of this Prospectus, the Shares held by Walker Bay Partners II may be distributed to Walter Lang, Donald McKenzie and Craig Macnab.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.


                                     EXPERTS

        The Company's consolidated balance sheets as of July 26, 1997 and July 28, 1996 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 26, 1997 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with the offering being made hereby not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof.


                                  ------------


                                TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----
Available Information...........................................    2
Incorporation of Certain Documents by Reference.................    2
The Company.....................................................    4
Plan of Distribution............................................    4
Selling Shareholders............................................    6
Legal Matters...................................................   13
Experts.........................................................   13



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                                3,014,000 SHARES


                                     [LOGO]


                               CISCO SYSTEMS, INC.




                                  COMMON STOCK





                                   ----------
                                   PROSPECTUS
                                   ----------






                                   May 6, 1998




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